Exhibit 10.93


June 21, 2006


VIA OVERNIGHT COURIER

Mr. Larry Tiffany
18605 Shadow Ridge Terrace
Olney, Maryland, 20832

Dear LT,

I am pleased to offer you a temporary position, Senior Vice-President and Interim GM Genomics at Gene Logic Inc. (GLGC) for a period commencing on June 21, 2006 and ending August 31st, 2006. This period may be extended by mutual agreement. In this position you will report to Mark Gessler, CEO.

Your compensation will be $1153.85 per day payable semi-monthly and based on days actually worked, less applicable withholdings. In this position, as business needs dictate, occasional overtime, holiday and weekend work may be required. Consistent with applicable law, this position is exempt from overtime pay requirements. Any days not worked will not be paid. Please see Attachment A:
Summary of Offer Terms for additional information on compensation, benefits and other terms of employment.

In and around August 31st, 2006, we will discuss any extension of employment. If the position converts to regular full-time, then this position with GLGC is one of an employee-at-will and is terminable by either party, with or without cause. In addition, your specific duties, title, reporting relationship and/or work location may be changed from time to time to meet the needs of GLGC.

This offer is contingent upon the following:

1. Execution of the Proprietary Information and Inventions Agreement between GLGC and you designed to protect GLGC's intellectual property assets. This document is enclosed.

2. There being no contractual or other obligation owed by you to previous employers or other parties that would in any way limit your ability to perform your job at GLGC. If there are any agreements or other obligations that might limit your ability to perform, such matters should be disclosed and resolved prior to commencement of employment.

3. Presentation of acceptable documents verifying your identity and employment eligibility in the United States. Consistent with Federal Law, if acceptable documentation is not provided within three business days of the date your employment begins you may not be able to continue working for GLGC.

4. Approval of the terms of this offer by the Board of Directors of GLGC.


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If you accept our offer, please so indicate by signing and completing the information below.

/s/ Larry Tiffany                                6/21/2006
---------------------------------                -------------------------------
Signature                                        Date

Larry Tiffany
---------------------------------
Printed Name

Redacted
---------------------------------
Social Security Number

Redacted
---------------------------------
Birth Date (MM/DD/YY)


If you have any questions regarding your position, compensation, benefits or any other matter, please contact me at 301.987.1870. Otherwise, return one signed copy of each duplicate document in the enclosed envelope no later than June 21st, 2006. You may fax the signed offer letter by the due date to Dianne Holland's attention at (301) 987-1863 and then mail the originals to her. The second copy and remaining documents are for your files.

We look forward to you joining our team.

Sincerely,


Albert J. Risdorfer
Vice President, Human Resources

Enclosures:

Two copies of Offer Letter
Two copies of Attachment A: Summary of Offer Terms
Two copies of Proprietary Information and Inventions Agreement


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                                  ATTACHMENT A
                                  ------------

                             SUMMARY OF OFFER TERMS
                                  Larry Tiffany
                                  JUNE 21, 2006

The current compensation, benefits, and other information regarding your position are summarized below. This information is only a summary and is based on current benefit plan documents as well as GLGC policies and procedures, all of which are subject to change. For additional information please contact our Human Resources department. It is important to note that this summary information and the terms listed do not in any way alter your employment-at-will status.

1.   COMPENSATION

          a. Base Salary. $1153.85 per day based on actual full days worked, which if annualized amounts to $300,000, paid on a semi-monthly basis, less applicable taxes. You will receive your first paycheck the pay period following your start date.

          b. Incentive Compensation Plan. Your bonus opportunity will be $20,000 equivalent to 40% of 2 months pay. The actual amount of any bonus you receive will vary from this opportunity based on your individual performance based on specific goals to be determined by Mark Gessler in discussion with the employee by June 30th. To receive a bonus, you must be a temporary employee of Gene Logic Inc. on August 31st, 2006.

2.   BASIC BENEFITS

               As a temporary employee, you are not eligible for Gene Logic benefits including PTO and holiday pay. You may however arrange for unpaid days off with the approval of your supervisor. The CEO has pre-approved unpaid PTO from Tuesday June 26th thru to Monday July 3rd.

3.   MISCELLANEOUS ITEMS

     In this position, you will be reimbursed for basic business expenses in accordance with company policies. Specifically:

          o cell phone, high speed home Internet, and long distance phone calls consistent with the company's "Telecommunications Connectivity" Program

          o approved business travel as per our Travel and Entertainment Policy and Expense Guideline

          Note: Any and all equipment provided for you by Gene Logic remains the property of GLGC and must be returned upon termination of your temporary employment.


/s/ Larry Tiffany                                6/21/2006
---------------------------------                -------------------------------
Signature                                        Date


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